Exhibit 15.3

[Letterhead of Deloitte Touche Tohmatsu CPA Ltd.]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-127700, No. 333-156306 and No. 333-168780) of The9 Limited of our reports dated March 22, 2012 relating to the consolidated financial statements of The9 Limited and the effectiveness of The9 Limited’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of The9 Limited for the year ended December 31, 2011.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

Shanghai China

March 22, 2012